Ex 23.2

To The Board of Directors
Yi Wan Group, Inc.

                       Consent of Independent Accountants
                               Yi Wan Group, Inc.
                          Reviewed Financial Statements
                               September 30, 2001
                               ------------------

We consent to the incorporation by reference in the Registration Statement of Yi
Wan Group, Inc. on Form 10 of our report dated November 1, 2001 on our review of the consolidated financial statements of Yi Wan Group, Inc. as of September 30,
2001 and for the three and six months then ended, which our report is incorporated by reference in the Form 10 registration statement.

/s/ Moore Stephens Frazer and Torbet, LLP
Moore Stephens Frazer and Torbet, LLP

Walnut, California
December 26, 2001